SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 30, 2010
Date of Report (Date of Earliest Event Reported)

30DC, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	000-30999	16-1675285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 BROAD STREET, 5TH FLOOR, NEW YORK, NY 10004
(Address of principal executive offices and Zip Code)

(212) 962-4400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

From November 4, 2010 to February 14, 2011, the Company sold an aggregate of 693,469 Units to 1  United States “accredited investor” and  17 non-U.S. residents.  Each Unit cost $0.26 and consisted of 1 share of restricted common stock of the Company, one 90-day common stock purchase warrant to purchase one share of restricted common stock of the Company for $0.37 per share until the close of business (Eastern Time) on March 15, 2011 ("$0.37 Warrant"), and one five-year common stock purchase warrant to purchase 1share of restricted common stock of the Company for $0.50 per share expiring five years from the date of investment ("$0.50 Warrant").

The  Company  sold  the  Units to the  U.S. accredited  investor  pursuant  to the exemption from the registration  requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded the Company  under Rule 506 of Regulation D and Section 4(2)  promulgated  under the Securities Act due to the fact that  such  issuances  did not  involve a public offering of securities, was made solely to one accredited investor and there was no general  solicitation made for the offer of the Units to the general public.  The Company sold the Units to the non-U.S. residents pursuant to the exemption from the registration requirements of the Securities Act afforded the Company under Regulation S promulgated under the Securities Act due to the fact that the Units were sold to non-U.S. residents.

From September 30, 2010 to February 14, 2011, the Company issued an aggregate of 736,923 shares of common stock to Cameron Associates in consideration for services rendered and settlement of a payment owed in connection with investor relations services.  The Company issued the shares of common stock pursuant to the exemption from the registration requirements of the Securities Act afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities and was an isolated issuance to one entity.

In September, 2010, the Company issued an aggregate of 480,740 shares of common stock to Jesselton, Ltd and 444,327 shares of common stock to Corholdings Pty Ltd, Trustee for the Carbly Trust in consideration for services rendered in connection with advice and services which resulted in completing the transaction with Infinity Capital Group, Inc. on September 10, 2010.   The Company issued the shares pursuant to the exemption from the registration requirements of the Securities Act afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuances did not involve a public offering of securities and were isolated issuances.

On September 30, 2010, the Company issued an aggregate of 769,231 shares of common stock to Jesselton, Ltd in settlement of $200,000 due for services rendered under Jesselton’s contract for services agreement with the Company which includes Clinton Carey’s services as Chief Operating Officer. The Company issued the shares pursuant to exemption from the registration requirements of the Securities Act afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities and was an isolated issuance to only one entity.

On February 14, 2011, the Company issued an aggregate of 480,770 shares of common stock to Theodore A. Greenberg, the Company’s Chief Financial Officer and Secretary, in settlement of an aggregate of $125,000 owed by the Company to Mr. Greenberg for services rendered. The Company issued the shares pursuant to the exemption from the registration requirements of the Securities Act afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities and was an isolated issuance and to only one person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

30DC, INC.

Date: March 2 , 2011	By:	/s/ THEODORE A. GREENBERG
	Name:	Theodore A. Greenberg
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)